REVOLVING CREDIT AGREEMENT






                              MARKER INTERNATIONAL,
                                  MARKER, USA,
                                  MARKER, LTD.,
                          DNR NORTH AMERICA, INC., and
                              DNR USA, as Borrowers


                      FIRST SECURITY BANK, N.A., as Lender


                                October 30, 1998

                                TABLE OF CONTENTS
                                -----------------



ARTICLE I.  DEFINITIONS........................................................1
     1.1  Defined Terms........................................................1


ARTICLE II.  TERMS OF THE CREDIT..............................................10
     2.1  Bank's Commitments..................................................10
     2.2  The Revolving Note..................................................10
     2.3  Manner of Borrowing.................................................10
     2.4  Lockbox Remittances.................................................11
     2.5  Certain Representations.............................................12
     2.6  Verification of Lockbox Remittances.................................12
     2.7  Request for and Issuance of Import L/Cs.............................12
     2.8  Exchange Purchase Agreements........................................13
     2.9  Borrowing Base Submissions..........................................14
     2.10 Use of Proceeds.....................................................14
     2.11 Grant of Security Interest; Limited Power of Attorney...............14


ARTICLE III.  INTEREST, REPAYMENT, OTHER OBLIGATIONS..........................15
     3.1  Interest............................................................15
     3.2  Mandatory Payment and Prepayments - Revolving Note..................15
     3.3  Optional Prepayments................................................16
     3.4  Payments Due On Non-Banking Days....................................16
     3.5  Application of Payments.............................................16
     3.6  Restriction on Payments to Affiliates...............................16
     3.7 Release of Certain Collateral........................................17
     3.8 Provision for Consignment Sales......................................17
     3.9 Subordination of Insider Debt........................................18


ARTICLE IV.  REPRESENTATIONS AND WARRANTIES...................................18
     4.1  Due Incorporation...................................................18
     4.2  Authorization.......................................................18
     4.3  Power...............................................................18
     4.4  Non-Default.........................................................18
     4.5  Litigation..........................................................19
     4.6  Financial Statements................................................19
     4.7  Year 2000 Compliance................................................19
     4.8  German Banks'Reinstatement of Marker Germany Credit Arrangements....19

ARTICLE V.  COVENANTS.........................................................20
     5.1  Payment of Taxes....................................................20
     5.2  Maintain Business...................................................20
     5.3  Maintain Properties.................................................20
     5.4  Insurance...........................................................20
     5.5  Good Standing.......................................................20
     5.6  Books and Records; Inspections......................................20
     5.7  Litigation; Condemnation Awards.....................................21
     5.8  Merger or Sale......................................................21
     5.9  Financial Statements................................................21
     5.10  Annual Audits......................................................21
     5.11  Compliance Certificates............................................22
     5.12  Other Information..................................................22
     5.13  Hedging............................................................23
     5.14  Capital Expenditures; Salary Increases.............................23
     5.15  Zions Credit Obligation............................................23
     5.16.  Guaranteed Obligations of Non-U.S. Subsidiaries...................23
     5.17.  Subordination of Insider Debt.....................................24
     5.18  Location of Inventories; Subordination of Liens....................24
     5.19  Negotiable Documents...............................................24
     5.20 Insurance Claims....................................................24
     5.21 Terms of Invoices...................................................25
     5.22 Use of Marker Tradename.............................................25


ARTICLE VI.  CONDITIONS PRECEDENT TO BANK FACILITIES..........................25
     6.1  Initial Conditions..................................................25
     6.2  Conditions Precedent to Each Subsequent Advance or Other Facility...26


ARTICLE VII. DEFAULT..........................................................26
     7.1  Events of Default...................................................26
     7.2  Remedies............................................................28
     7.3  Offset..............................................................29
     7.4  Expenses............................................................29
     7.5..Right of First Refusal Upon Sale of Collateral......................30


ARTICLE VIII.  GENERAL........................................................30
     8.1  Expenses Payable in Absence of Default..............................30
     8.2  Waivers; Consideration; Releases....................................31
     8.3  Notices.............................................................31
     8.4. Sale of Obligations; Consent to Disclosure of Financial Information.31
     8.5 Taxes................................................................32
     8.6 Governing Law........................................................32
     8.7 Captions.............................................................32

     8.8 Binding Effect.......................................................32
     8.9 Time of Essence; No Extension at Maturity............................32
     8.10 Survival............................................................32
     8.11  Further Assurances.................................................32
     8.12 Counterparts........................................................32
     8.13  Integration........................................................32

                           REVOLVING CREDIT AGREEMENT
                           --------------------------


                  THIS REVOLVING CREDIT AGREEMENT (the "Agreement"), is entered into as of the 30TH day of October, 1998, by and among MARKER INTERNATIONAL, a Utah corporation ("International"), and its subsidiaries, MARKER USA, a Utah corporation ("USA"), MARKER LTD, a Utah corporation ("LTD"), DNR NORTH AMERICA, INC., a Delaware corporation ("DNRNA"), DNR USA, a Delaware corporation ("DNRUSA"), and FIRST SECURITY BANK, N.A., ("Bank"). USA, LTD, International, DNRUSA, and DNRNA are hereinafter referred to collectively as "Borrowers."

                                    Recitals
                                    --------

                  This Revolving Credit Agreement (hereafter called the "Agreement") replaces and supercedes that "Fourth Amended and Restated Revolving and Term Credit Agreement," dated November 6, 1997 (hereafter referred to as the "Fourth Agreement"), as amended by that "Addendum and Amendment to Fourth Amended and Restated Revolving and Term Credit Agreement," dated as of August 18, 1998 (hereafter referred to as the "Addendum"). The obligations of indebtedness of the Borrowers to the Bank are currently evidenced by that certain "Ninth Amended and Substituted Revolving Promissory Note" dated as of August 18, 1998 (hereafter called the "Ninth Note").

                  International is the "parent" of the other Borrowers and each of the Borrowers (including International) will benefit from the Agreement for the reason that the Borrowers are a part of an integrated business unit, including production, marketing and distribution activities, and the Agreement and the Commitments of the Bank pursuant to the Agreement will permit the business unit to be strengthened and will permit the business unit to maintain ongoing operations through the current business season. Each of the Borrowers is therefore willing to pledge Collateral and to undertake joint and several liability for the repayment of the indebtedness of each Borrower to the Bank, for the reason that each Borrower will obtain substantial economic benefits from the Agreement.

                                    Agreement
                                    ---------

                  In consideration of the foregoing, the mutual covenants contained herein and the benefits to be derived by the parties hereunder, Bank and Borrowers hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  1.1 Defined Terms. Unless expressly stated to the contrary or unless the context clearly requires otherwise, as used in this Agreement and in the other Loan Documentation, the following terms shall have the respective meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined):

                  "Account" or "Accounts": shall have the meaning given the term "Account" under ss. 70A-9-106 of the Utah Code Annotated (1980, as amended) which provision is part of the Uniform Commercial Code for the State of Utah (the "Code"), provided that for purposes hereof (to the extent not so defined in the Code), the amount of such Account at any given time, shall be the outstanding unpaid principal amount thereof, together with all contract rights and general intangibles arising in connection with any accounts receivable or in connection with the sale, lease or disposition of Inventory, including all accounts receivable from Affiliates and Insiders, all choses in action and other claims and all existing and future leasehold interests in equipment, real estate and fixtures, chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties, arising in connection with the sale, leasing or disposition of Inventories, and all proceeds thereof.

                  "Advance" shall mean a cash advance by the Bank to or for the account of the Borrowers under the Revolving Note pursuant to the provisions of
Article II hereof.

                  "Advance Rate" shall mean (i) as to Eligible Inventory, 55% thereof; and (ii) as to Eligible Accounts, 80% thereof.

                  "Affiliate" and "Insider" shall refer to all subsidiaries of International and all entities under common control with any Borrower and shall also include all directors, officers, and shareholders of any Borrower. The term shall include D.N.R. Sports Systems, Inc. and its subsidiaries. The terms shall be construed in the broadest sense in accordance with the provisions of 11 U.S.C.A. Section 101.

                  "Aggregate Outstandings" shall mean the sum of (i) the outstanding and unpaid principal balance of the Revolving Note, (ii) the amounts outstanding, whether drawn or undrawn, under the then effective Import L/Cs issued by Bank for the account of any Borrower, and (iii) the FX Amount.

                  "Agreement" shall mean this Revolving Credit Agreement (which amends by substitution the Fourth Agreement, as amended by the Addendum, as this Agreement may be further amended from time to time.

                  "Authorized Representative" shall mean the person or persons (but not more than three such persons at any given time) designated in a written appointment of authorized representative (in a form satisfactory to the Bank) as the "authorized representative" of the Borrowers, such person or persons to be an officer or officers of Borrowers.

                  "Available Credit" has application as a limitation on all of the Commitments in the aggregate and means the amount available at any given time for Advances, Import L/C's, and Foreign Exchange Contracts. The amount of Available Credit shall mean: (1) from the date hereof through and including

December 31, 1998, the difference obtained by subtracting the then Aggregate Outstandings from the sum of the Borrowing Base plus $3,000,000.00; and (2) from December 31, 1998 through and including the Termination Date, the difference obtained by subtracting the then Aggregate Outstandings from the sum of the Borrowing Base, provided that Available Credit shall not exceed the amount available under the Revolving Commitment and shall not be a negative number.

                  "Banking Day" shall mean any business day on which First Security Bank is open for business in Salt Lake City, Utah.

                  "Borrowing Base" shall mean, at any time, the sum of:(i) the amount determined under a Borrowing Base Certificate by applying (as shown in the formula therein contained) the applicable Advance Rate to, respectively, Eligible Inventory and Eligible Accounts, plus (ii) the undrawn face amounts of any outstanding letters of credit obtained by Borrowers in favor of Bank as beneficiary, which letters of credit shall be in a form and issued by financial institutions acceptable to Bank, plus (iii) the valuation of the Eligible Real Estate.

                  "Borrowing Base Certificate" shall mean the certificate in the form set forth in EXHIBIT "B" hereto which must be submitted by the Borrowers on a daily basis and serves as a basis for determining the amount of Available Credit from time to time.

                  "Budget"  refers  to  the  budget   projection   "Marker  U.S.
Companies - Available Cash - FY 1999," dated 16 August 1998, attached hereto as Exhibit "C."

                  "Collateral" shall mean the assets and property, which are described as security for performance and repayment of the Obligations, as provided in the Collateral Documentation, including, but not limited to, all "Accounts" and "Inventory" of Borrowers, and all sums on deposit in the Collateral Accounts, in the Consignment Savings Account, and Operating Accounts, and all items in process of collection according to the Lockbox Agreement. In addition, the term shall include all "Trademarks and Patents" as described in that "Collateral Assignment of Trademarks and Patents" dated August 18, 1998, and as described in the Uniform Commercial Code financing statements related thereto. The term "Collateral" shall also include all proceeds and products thereof, including (without limitation) all general intangibles and policies of insurance and claims or causes of action relating to the foregoing, now existing or hereafter discovered.

                  "Collateral Account" shall mean the blocked account (under the sole control of the Bank) into which all Lockbox remittances are deposited for collection.

                  "Collateral Documentation" shall mean the following documentation: (1) the "Security Agreement," dated March 28, 1991, as amended on July 31, 1992, as further amended by that "Second Amendment to Receivables and Inventory Security Agreement;" dated as of August 18, 1998; (2) "Collateral Assignment of Trademarks and Patents," dated as of August 31, 1998; (3) all Uniform Commercial Code Financing Statements filed from time to time with respect to the Collateral; (4) the "Deed of Trust With Assignment of Rents and Security Agreement," dated as of August 18, 1998, and recorded on August 19, 1998, as Entry No. 7063058 in the official records of Salt Lake County, Utah;

(5) that "Collateral Assignment, Acknowledgement and Consent "dated as of October 30, 1998, assigning to Bank that "Exclusive Distributorship Agreement" dated as of October 30, 1998.

                  "Commitments" shall mean the obligations of the Bank, upon the terms and subject to the conditions of this Agreement and pursuant to the provisions of Section 2.1 hereinafter to make Advances to Borrowers, to provide Import L/Cs to Borrowers and to enter into Foreign Exchange Contracts with Borrowers under the Revolving Commitment.

                  "Consignment Sales Profits" shall mean the net sales profits realized by USA in connection with the distribution and sales of goods on consignment from Marker Deutschland GmbH, pursuant to Section 3.8 (after deduction of 10% of the gross sales price to cover commissions, warehousing and administrative expenses).

                  "Consignment Savings Account" shall mean those savings accounts (including certificate of deposit accounts and any negotiable or non-negotiable certificates or receipts arising in connection with such savings accounts) into which seventy (70%) of the Consignment Sales Profits shall be deposited by USA.

                  "Default" shall mean any event which, with the giving of notice or the lapse of time (if such notice or lapse of time is required under Section 7.1 or under some other provision of this Agreement, or otherwise), or both, would constitute an Event of Default.

                  "Dollars" and "$": shall mean United States of America dollars.

                  "Eligible Accounts" shall mean all of the Borrowers' Accounts, adjusted by subtracting therefrom the following:

                           (a) Any Accounts  which are more than sixty (60) days
                  past the applicable original (without subsequent extension or amendment) payment due date, provided however that Eligible Accounts may include up to $500,000.00 of Redated Accounts;

                           (b) Any Accounts in connection  with which a material
                  part of the property subject of the Account has been returned, rejected, lost or damaged;

                           (c) Any  Accounts  with  respect to which the account
                  debtor is insolvent or the subject of a bankruptcy or other insolvency proceeding, receivership or arrangement for the benefit of creditors;

                           (d) Any Accounts with respect to which any Collateral
                  Party has received any indication from an account debtor that the Account will not be paid timely, or with respect to which the account debtor has prepaid the account or has a credit balance or with respect to which the account debtor is asserting an offset or counterclaim or other defense to payment;

                           (e) Any Account which is not a valid, legally enforceable obligation of the account debtor or which is subject to any offset, discount, rebate or other defense on the part of the account debtor; provided, however, that the amount of the reduction hereunder shall be limited to the amount of the offset, discount, rebate or defense, if the amount has been finally established by court decree, or by consent of the applicable Collateral Party;

                           (f) Any Account which is subject to a lien,  security
                  interest or other claim, having a priority over the lien and security interest of Bank therein (unless such prior lien, security interest or claim shall have been subordinated to Bank's interest, in a manner satisfactory to Bank);

                           (g) Any Account where the account debtor is an Affiliate or Insider with respect to any Borrower, and any Account where the account debtor is a United States governmental entity or a person or entity whose billing address is not located within the U.S.A.;

                           (h) Any Account,  which in the good faith  reasonable
                  judgment of Bank, is not readily and fully collectible from the account debtor in the ordinary course or within the sixty
                  (60) day time frame following the contracted and agreed due date for payment of the same;

                           (i) Any  Account of an account  debtor,  30% of whose
                  aggregate account balance is more than sixty (60) days past the original payment due date (whether or not such Account shall have been Redated), however notwithstanding the foregoing, Accounts not exceeding $100,000.00 in total value which would otherwise be "ineligible" for inclusion in the Borrowing Base pursuant to this subsection (i) shall be deemed to be "eligible" for inclusion in the Borrowing Base; and

                           (j)  The Consignment Savings Account.

                  "Eligible Inventory" shall mean all of the Borrowers" Inventory which is fit for marketing and in merchantable condition, without defect or flaw reducing the marketability of the same at normal wholesale prices, excluding: (i) packaging and shipping materials; (ii) supplies used or consumed in Borrowers' businesses; (iii) goods stored at premises (other than retail stores) which are not owned and controlled by a Collateral Party, unless Bank shall have received a satisfactory agreement with each owner and mortgagee of such premises acknowledging Bank's first priority security interest in the Inventory, waiving security interests, liens and other claims and remedies by such person against the Inventory, permitting Bank and its representatives to have access to the premises to exercise its rights and remedies with respect to the Inventory (both before and for a satisfactory period after Borrowers' default under and termination of such Collateral Party's lease, if any) and providing for notice to Bank of any default by any Collateral Party in its lease of the premises; (iv) goods delivered for lease or sale on consignment by Non-U.S. subsidiaries; (v) Inventory that would be rejected by a retailer
customer  of  a  Collateral   Party  as  not   complying   with  the  terms  and
specifications of a contract of purchase between such customer and the Collateral Party; (vi) Inventory subject to a security interest or lien in favor of any person other than Bank, including Inventory in which any Non-U.S. subsidiary retains a purchase money security interest and all goods subject to vendor's rights of reclamation;(vii) bill and hold goods; (viii) unserviceable, obsolete (or slow moving) defective, damaged Inventory which, in accordance with generally accepted accounting principles, have substantially diminished value [however such Inventory shall be deemed to be "Eligible" to the extent of such diminished value as determined in accordance with generally accepted accounting principles]; (ix) Inventory which is not subject to the first priority, valid and perfected security interest of Bank; (x) returned Inventory that is not held for resale; (xi) Inventory to be returned to vendor (other than one of the Borrowers); (xii) all goods which, in the reasonable good faith judgment of Bank and its legal counsel, are subject to a superior or prior claim of title, ownership, or possession; (xiii) all goods which have been in any way identified to a contract of sale to any buyer from a Collateral Party (the same being excluded from Eligible Inventory at the time of such identification); (xiv) Inventory consisting of spare parts; and (xv) all Inventory of LTD consisting of product lines and colors that, as of April 1 of any year, are not carried in LTD's catalog for the current or coming season ("Outdated Inventory"), but only to the extent such Inventory also constituted Outdated Inventory as of the preceding April 1. Eligible Inventory shall be measured at the applicable Collateral Party's cost for the same. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.

                 "Eligible Real Estate"  shall mean  the real estate  encumbered by the "Deed of Trust (with Assignment of Rents)," dated August 18, 1998, which shall have a valuation (for purposes of the Borrowing Base) as follows:
                  (i) $2.6 million if the Trust Deed shall not have been fully or partially reconveyed;
                  (ii) In the event of a partial reconveyance, $2.6 million less the actual amount paid to Bank in connection with a sale or refinance of the real estate; and
                  (iii) In the event of a full reconveyance, $2.6 million less the actual amount paid to Bank in connection with a sale or refinance of the real estate, but in any event, not greater than $1.0 million during the period from the date of the full reconveyance through thirty (30) days from the date of such full reconveyance; and thereafter,$0.0 [zero];

AND IN ANY EVENT, prior to December 31, 1998, if the actual proceeds paid in connection with any sale or refinance are less that $2.6 million, the value of the real estate for Borrowing Base purposes, shall never exceed that amount which would cause the Total Sum of Overadvances to exceed $3,000,000.00.

                  "Event of Default"  shall mean any event  described as such in
Section 7.1.

                  "Foreign Exchange Contracts" shall mean contracts between any Borrower and Bank for purchase by that Borrower from Bank (whether as "forward contracts", "options" or otherwise) of foreign currencies in accordance with the provisions of Section 2.6 and for the express purposes set forth therein.

                  "Full Reconveyance" shall mean, with respect to the determination of "Eligible Real Estate," the release and reconveyance of ALL or substantially all of that real property (upon which two buildings owned by International are situated) encumbered by that "Deed of Trust (With Assignment of Rents)," dated August 18, 1998,

                  "FX Amount" shall mean, as of any specific  time,  the sum of:
(i) ten percent (10%) of the dollar amount of then outstanding Foreign Exchange Contracts having remaining terms of six months or less, (ii) fifteen percent (15%) of the dollar amount of then outstanding Foreign Exchange Contracts having remaining terms of more than six but less than or equal to twelve months, and
(iii) twenty percent (20%) of the dollar amount of then outstanding Foreign Exchange Contracts having remaining terms of more than twelve months up to a maximum of twenty-four months.

                  "Inventory" shall have the meaning given the term "Inventory" under ss. 70A-9-109 (4) of the Code, and shall include all non-cash and cash proceeds and products thereof, including all insurance proceeds.

                  "Import L/Cs" shall mean letters of credit to be issued by Bank for the account of any Borrower, as more fully set forth in Sections 2.1 and 2.6 hereafter.

                  "L/C Note" shall mean collectively, (a) the Computer Applications Agreements in the form of EXHIBIT A-2, attached hereto and incorporated herein by this reference, made and executed by Borrowers, which evidence, by reference to the form of the Application Agreement and Note forms attached as exhibits thereto (the "Application Agreements") the reimbursement obligations of Borrowers in connection with the Import L/Cs and (b) if manual applications for Import L/Cs are made, the separately and manually executed Application Agreements. Borrowers and Bank specifically acknowledge and agree that to the extent the obligations imposed by and covenants made under paragraphs 3, 4 and 5 of the Application Agreements are inconsistent with the other Loan Documentation, the terms and provisions of the other Loan Documentation shall control.

                  "Loan Documentation" shall mean the following documents executed (or to be executed) or acknowledged by Borrowers in connection with this transaction: (a) this Agreement; (b) the Note; (c) the Collateral Documentation; (d) all documents relating to Import L/Cs; (f) all documents relating to Foreign Exchange Contracts; (e) the Lockbox Agreement: (f) the Consent to Service Agreement; (g) all other documents and instruments executed in connection herewith or with any of the foregoing documents; together with all amendments, extensions and renewals of the same.

                  "Lockbox Agreement" shall mean the agreement between each of the Borrowers and the Bank providing for the receipt and application of payments on Accounts assigned as Collateral, the form of which is attached hereto as Exhibit "D".

                  "Non-U.S. subsidiaries" shall include all Affiliates of Marker International, Inc., which are not Borrowers under this Agreement.

                  "Notes" shall mean the Revolving Note (Exhibit "A-1"), and the L/C Notes (in the customary form), together with all amendments, renewals and substitutions therefor.

                  "Obligations" shall mean the principal, interest and other amounts owing from time to time under the Notes and all other liabilities and obligations of Borrowers (including liabilities for fees, expenses and charges) now or hereafter arising under or out of this Agreement or any of the other Loan Documentation, including without limitation any contingent or potential liability associated with the issuance of Import L/Cs or in connection with any Foreign Exchange Contract and any indebtedness created in the event any overdraft on any account with Bank is created (no matter how created and provided that nothing herein shall be a commitment by Bank to honor overdrafts).

                  "Operating   Account"  shall  mean  the  deposit  accounts  of
Borrowers into which all Advances under the Revolving Commitment are deposited, identified as follows: 0600061519, 0600017784, and 0600057715.

                  "Partial Reconveyance" shall mean, with respect to the determination of "Eligible Real Estate," the release and reconveyance of a substantial portion of that real property (upon which at least one [of two] buildings owned by International are situated) encumbered by that "Deed of Trust (With Assignment of Rents)," dated August 18, 1998,

                  "Prime Rate" shall mean the Bank's announced rate of interest used as a reference point from which it may calculate the cost of credit to customers. The Prime Rate is subject to change from time to time. The Bank may make loans bearing interest above, at or below its "Prime Rate." The Prime Rate is not necessarily the lowest or best rate for borrowing available to customers of or borrowers from Bank.

                  "Redated Accounts" shall mean Accounts arising from the sale of Inventory to account debtors, with respect to which the terms of payment for goods shipped on account have been extended for a period not exceeding one year, provided that such account debtors are determined to have satisfactory credit ratings and the total aggregate amount of such Accounts with the same account debtor does not exceed established credit limits, provided that such Accounts have not been previously extended, and provided that such Accounts arose from the sale of Eligible Inventory under the control or in the possession of the subject account debtors.

                  "Revolving Commitment" shall mean the Bank's commitment to lend to Borrowers, on a revolving basis, in the form of Advances and Import L/Cs up to the maximum aggregate principal amount of Revolving Note, at any time from the date hereof, through and including the Termination Date (provided there is sufficient Available Credit to permit said levels of borrowing); provided further that the FX Amount calculated from time to time (based upon the percentages of outstanding Foreign Exchange Contracts set forth in the definition of FX Amount above) shall reduce (on a dollar for dollar basis) the amount available under the Revolving Commitment for Advances and Import L/Cs. The maximum amount of the Revolving Commitment shall be permanently reduced by:

(1) the $500,000 principal installment payment scheduled for December 31, 1998; and by (2) the amount that the valuation of the Eligible Real Estate is reduced for purposes of the Borrowing Base, as and when such reductions in the valuation of the Eligible Real Estate are recognized for purposes of the Borrowing Base.1

                  "Revolving Loan" shall mean the loan being made under the Revolving Commitment that is evidenced by the Revolving Note.

                  "Revolving  Note"  means the  Ninth  Amended  and  Substituted
Revolving Promissory Note, dated of even date herewith, made by the Borrowers and payable to the Bank in the maximum aggregate principal sum of $33,600,000.00, in the form of Exhibit "A-1" attached hereto and incorporated herein by this reference.

                  "Revolving Standard Rate" shall mean the "Prime Rate," plus an increment of 50 basis points, which rate shall change immediately upon any change in the "Prime Rate."

                  "Security   Agreement"   means  the   "Second   Amendment   to
Receivables and Inventory Security Agreement" as further amended from time to time.

                  "Termination Date" shall mean the earlier of March 31, 1999, or the date on which the Bank terminates the Revolving Commitment pursuant to
Article VII hereof.

                  "Total Sum of Overadvances" refers to the sum of: (a) the difference between: (i) $2.6 million, and (ii) the actual proceeds paid in consideration for the full reconveyance of that Deed of Trust (with Assignment of Rents)," dated August 18, 1998 [to the extent that such sum is less than $2.6 million]; and (b) $3,000,000.00, or such lesser sum as is equal to the difference between (i) the Aggregate Outstandings; and (ii) the sum of: (x) the applicable Advance Rate multiplied by Eligible Inventory; plus (y) the applicable Advance Rate multiplied by: Eligible Accounts; plus (z) the undrawn face amounts of any outstanding letters of credit obtained by Borrowers in favor of Bank as beneficiary,2

                  "Year 2000 Compliant" means, with regard to any entity, that all software, embedded microchips, and other processing capabilities utilized

-----------------------------------------
1 The interrelationship between these definitions is complex. "Revolving Commitment" is the gross amount of the loan. The term "Available Credit" is an overall limitation on the formula contained in the "Revolving Commitment." The amount of the "Revolving Commitment" is determined using calculations contained in other definitions, including: both "Borrowing Base," and "Available Credit." The term "Borrowing Base" is also determined using other definitions, including "Eligible Accounts," Eligible Inventory," "Eligible Real Estate," "Import L/C's," and "Foreign Exchange Contracts." The term "Total Sum of Overadvances" is a limitation on the calculation contained in "Eligible Real Estate." The "Total Sum of Overadvances" will not exceed $3,000,000.00 from the date of this Agreement through December 31, 1998, and thereafter, will not exceed $1,000,000.00 during the 30-day period following a "Full Reconveyance" and thereafter will not exceed zero [see the definition of "Eligible Real Estate."]The term "FX Amount" is a limitation on "Foreign Exchange Contracts" included in the "Revolving Commitment," and is one of the amounts included in the calculation of "Aggregate Outstandings." This footnote is included by way of illustration only and shall not alter or override the provisions of the Agreement.

by, and material to the business operations or financial condition of such entity, are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the Year 2000.

                  1.2 Other Terms. Other terms are given specific definitions in other parts of this Agreement and also in the other Loan Documentation and such definitions shall govern herein and in the other Loan Documentation unless expressly provided otherwise or unless the context clearly requires otherwise. Unless express definition or the context otherwise clearly requires, all terms used in this Agreement which are defined or given scope or meaning in the Uniform Commercial Code (as in effect in the State of Utah) shall have the same definition, scope and meaning for the purposes of this Agreement and the other Loan Documentation. The plural shall include the individual and the masculine gender shall include the feminine and vice versa and references to the neuter shall include both the masculine and feminine and vice versa.

                                   ARTICLE II

                               TERMS OF THE CREDIT
                               -------------------

                  2.1 Bank's Commitments. Upon the terms and subject to the conditions of this Agreement, the Bank will extend credit to the Borrowers prior to the Termination Date through the following financial accommodations: (a) the Bank hereby commits to lend to Borrowers, by making Advances to the Borrowers on a revolving basis and by issuing Import L/Cs for the account of Borrowers, for use by the Borrowers in their general business operations, subject to repayment as hereinafter stated, up to the maximum aggregate amount available under the Revolving Commitment, at any time through the date hereof through and including the Termination Date (provided there is sufficient Available Credit to permit said levels of borrowing), provided further that the FX Amount calculated from time to time shall reduce (on a dollar for dollar basis) the amount available under the Revolving Commitment for Advances and Import L/Cs; (b) within the Revolving Commitment, the Bank hereby further commits, subject to the conditions and limitations set forth in Section 2.6 below and elsewhere in this Agreement, to make its foreign currency exchange facilities available to Borrowers by entering into contracts with Borrowers for sale by Bank to Borrowers of various foreign currencies (provided there is sufficient Available Credit to permit such activity in accordance with Section 2.6 and recognizing that the FX Amount calculated from time to time shall reduce (on a dollar for dollar basis) the amount available under the Revolving Commitment for Advances and Import L/Cs). The sum of all Advances outstanding under this Agreement, the face amounts of all Import L/Cs outstanding under this Agreement, and the FX Amount (the Aggregate Outstandings) shall not at any time exceed the Available Credit at any given time from and including the Termination Date. Repayment and reborrowing under the Revolving Commitment shall be permitted subject to the conditions hereinafter set forth.

                  2.2 The Revolving Note. Advances to the Borrowers shall be evidenced by the Revolving Note, in the form attached hereto as EXHIBIT "A-1", which shall replace and amend the Ninth Note. The Revolving Note is payable to the order of the Bank in the maximum principal amount of $33,600,000.00. The

Revolving Note shall mature on the Termination Date. Each Advance made by the Bank shall be recorded by the Bank on a computer ledger maintained by the Bank for that purpose showing the date and the amount of each Advance and each payment of principal. The aggregate amount of the Advances made under the Revolving Note less repayments of principal shall be the principal amount owing and unpaid on the Revolving Note. The notations made by the Bank on the computer ledger related to the Revolving Note shall be presumed to be accurate and shall be conclusive unless shown by clear and convincing evidence to the contrary, to have been mistaken.

                  2.3 Manner of  Borrowing.  So long as all  conditions  of this
Agreement have been and remain satisfied, Borrowers may effectuate Advances under the Revolving Commitment by presenting daily Borrowing Base Certificates disclosing the amount of the desired Advance and the Operating Account(s) into which the Advance is to be deposited. Bank shall make Advances as requested, provided that there is sufficient Available Credit under the Revolving Commitment. Each Advance shall be made available to the Borrowers not later than 3:00 p.m. on the Banking Day following the submission of the Borrowing Base Certificate to the Bank.

                  2.4 Lockbox Remittances. In accordance with the terms and conditions of the Lockbox Agreement, Borrowers shall notify all account debtors to remit all payments on account to the Lockbox. If, notwithstanding instructions to debtors to make payments to the Lockbox, any Borrowers receive any payments on accounts pledged as Collateral, such Borrowers shall deposit such payments into the Collateral Account. Borrowers shall, acting as trustees for Bank, receive, as the property of Bank, any monies, checks, notes, credit card sales drafts, credit card sales or charge slips or receipts, drafts or any other payment relating to and/or proceeds of sales of Inventory, Accounts or other Collateral which come into their possession or under their control, and immediately upon receipt thereof shall deposit or cause the same to be deposited in the Collateral Account. In no event shall the same be commingled with Borrowers' own funds. Borrowers understand and agree that in accordance with the terms and conditions of the Lockbox Agreement, the deposit of some items may be delayed pending verification and collection. Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by any Borrower. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. Bank shall provide credit to the Collateral Account in accordance with Regulations "J" and "CC" but in the event that Bank or its agent are not able to verify that such funds have been or will be "collected," Bank shall be permitted to put a "hold" on such funds without further notice to Borrower. All "collected" funds in the Collateral Account shall be applied to the payment of the Obligations, in any order or manner of application satisfactory to Bank. If any such item is later returned uncollected, such Borrower will immediately pay Bank the amount of that item, or Bank may, at its discretion, charge any uncollected item against the Collateral Account of such Borrower. Each depositing Borrower shall be liable as an endorser on all items received for deposit in the Collateral Account, whether or not in fact endorsed by such Borrower, and Bank shall be authorized and empowered to deal with all Lockbox items as provided in the Lockbox Agreement (which is incorporated herein by reference).. Bank is provided, hereunder, the option, to the extent of Available Credit or Collateral Account deposits, to credit (without notice to or demand upon Borrowers) against any of the Obligations which have become due and owing (including without limitation monthly interest payments, Import L/C reimbursement obligations and payments of funds to settle Foreign Exchange Contracts), funds from the Collateral Accounts or funds which are Advances. If insufficient sums are available from these sources, the application of such funds by Bank shall not be deemed to be a waiver of any Default or Event of Default arising from the failure to make the subject payment or any portion thereof not covered by the foregoing procedure. If such funds are sufficient, then the election by Bank to so apply funds, shall be deemed a cure of any failure to make timely payment (and the resulting Default and Event of Default).

                  2.5 Certain Representations. Each submission of a Borrowing Base Certificate and request for an Advance shall be deemed to be the representation to the Bank by the Borrowers and the Authorized Representative making such request that (a) no known Default or Event of Default exists or will exist upon completion of the requested Advance; (b) the total amount of the Aggregate Outstandings will not exceed the Available Credit; (c) The requested Advance will be utilized in accordance with the Budget;(d) the representations and warranties contained in Article IV hereof are true and correct with the same force and effect as if made on the date of such request (except for representations and warranties which relate solely to an earlier date and except for changes of which the Bank has been previously advised occurring as a result of transactions or events which are not in violation of any term of this Agreement); and (e) the Borrowers are otherwise in compliance with the terms of this Agreement without known breach, delinquency, Default or Event of Default.

                  2.6 Verification of Lockbox Remittances. All funds deposited into the Collateral Accounts must be reconciled against the Borrowers' records of payments received on account. Borrowers agree to provide to Bank or to its agent, Altres Financial, all documentation reasonably necessary to reconcile such deposits and payments on a monthly basis. In the event that Bank or its agent is, for whatever reason, unable to reconcile such deposits with Borrowers records of payments on account, and such unreconciled balances total $300,000.00 or more for a period of ten (10) Banking Days or more (after written notice to Borrowers of the existence of such unreconciled balances), Bank shall, at its option, suspend Advances to Borrowers until such deposits and records of payments on account are reconciled.

                  2.7 Request for and Issuance of Import L/Cs. Borrowers may make application for issuance of Import L/Cs through actions under the Computer Applications Agreement or by submission of separate Application Agreements. So long as the applicable conditions precedent to issuance, which are stated in
Article VI and elsewhere in this Agreement have been fully met to the satisfaction of Bank, Bank will issue Import L/Cs up to the amount of the Available Credit from time to time under the Revolving Commitment, provided that no Import L/C will be issued to the extent such issuance would: (i) cause the sum of the outstanding principal balance of the Revolving Note plus the face amounts of all outstanding Import L/Cs issued under the Revolving Commitment plus the FX Amount to exceed the aggregate limits of the Revolving Commitment, or (ii) cause a violation of any of the other limitations in the definition of Available Credit, or (iii) provide for the issuance of an Import L/C with an expiry date beyond the Termination Date. The repayment obligation with respect to each Import L/C will be evidenced by the L/C Note for such Import L/C. The submission of a request for an Import L/C shall also be deemed to constitute a reaffirmation of the representations and warranties which are set forth in Subsections (a), (b), (c), (d) and (e) of Section 2.5 above, and also a representation and warranty that the issuance of the Import L/C being applied for will not cause a violation of any of the credit limitations contained in the definition of Available Credit. As an additional conditions precedent to the issuance of an Import L/C, Borrowers must pay Bank, in advance, the letter of credit fees requisite to such issuance, as then in effect under import letter of credit policies and fee schedules of Bank. Unless otherwise agreed in advance in writing by Bank, all Import L/C's shall provide for payment only upon presentation of a full set of negotiable bills of lading or other documents of title to Bank, and Import L/Cs shall only be issued for purposes of facilitating the import of and payment for products and goods in the ordinary course of business of the Borrowers. Borrowers agree to immediately arrange for the amendment of all outstanding Import L/C's to conform to the restrictions contained in this subsection 2.6. Borrowers agree that Bank shall not release to any Borrower any part of a set of negotiable bills of lading or other documents of title or any duplicate copy of such negotiable bills of lading or other documents of title except for the purpose of effecting the delivery of goods to such Borrower within 21 days or less.

                  2.8 Exchange Purchase Agreements. From time to time from the date hereof through and including the Termination Date, at the request of Borrowers (either written or telephonic followed by immediate confirmation in writing), Bank will (subject to applicable conditions precedent set forth in
Article VI and elsewhere in this Agreement and also subject to the other limitations and terms set forth in this Agreement) enter into Foreign Exchange Contracts with Borrowers of up to the maximum aggregate amount, at any time subject to outstanding contracts (not yet settled), that will not cause a violation of any of the credit limitations contained in the definition of Available Credit. Borrowers warrant, represent and agree that the purpose of entering into Foreign Exchange Contracts is (i) to fix, at the date that it enters into purchase contracts with Marker Germany for products of that company, the dollar cost of such contract (which is contracted in Deutschmarks ("DM")), or (ii) to fix the dollar costs of other foreign purchases. Except as hereinafter provided, the Foreign Exchange Contracts, which will be offered by Bank to Borrowers, shall be forward contracts. The terms of such forward contracts shall be the standard forward contract format then generally offered by Bank to its customers, subject to the rights of Bank and Borrowers to then negotiate special terms and also to provide for the length of the forward contract (Bank initially intends not to enter into Foreign Exchange Contracts having terms longer than 24 months). Bank reserves the right to require, in connection with such forward contracts or any other variety of Foreign Exchange Contract between Bank and Borrowers, that delivery of foreign currencies to the party specified by Borrowers, shall be conditioned upon prior deposit of the dollar purchase price of said foreign currencies with the Bank immediately before the time that Bank must wire or otherwise give instruction for foreign currency delivery. The submission of a request for a Foreign Exchange Contract shall also be deemed to constitute a reaffirmation of the representations and warranties which are set forth in Subsections (a), (b), (c), (d), and (e) of
Section 2.5 above, and also a representation and warranty that the Foreign Exchange Contract requested will not cause the aggregate balance outstanding under Foreign Exchange Contracts (and the resulting FX Amount) to cause a violation of any of the credit limitations contained in the definition of Available Credit. At the request of Borrowers, in writing, reconfirming that the purpose of the requested contract is congruent with the warranties, representations and agreements set forth hereinabove, Bank (if then being offered generally by Bank) will issue DM option contracts as well as forward contracts. The availability of all Foreign Exchange Contracts will be subject to the condition of payment by Borrowers of the fees, charges and contract amounts which are required as a condition precedent by Bank for such contracts, provided that Bank agrees that such fees, charges and contract amounts shall be reasonably related to such fees generally charged by Bank or charged by other offerors of such contracts. The obligations of Bank hereunder, are specifically conditioned upon the Bank having normal access to foreign exchange markets and to facilities for the purchase of foreign currencies for its own account and the account of other customers.

                  2.9 Borrowing Base Submissions. The Borrowers agree to submit to Bank, on a daily basis, a Borrowing Base Certificate presenting and warranting to Bank the current status of the Borrowing Base. To satisfy this requirement, the Borrowing Base Certificate shall, in addition to providing the information set forth in the form attached hereto as EXHIBIT B, also have attached thereto, an aging report for Accounts (in form and substance satisfactory to Bank), an inventory list, including report specifying in detail satisfactory to Bank, the amount, kinds, pricing and location of Inventory. The submission of such additional attachments and information shall be deemed to be a warranty and certification by Borrowers of the accuracy and truth of the information provided. Borrowers also agree to provide such other supplementary information (including copies of contracts, etc.) as shall in the reasonable judgment of Bank be requested. Each submission of a Borrowing Base Certificate shall constitute a reaffirmation that no substantial negative change in the Borrowing Base has occurred which has not been fully disclosed to the Bank.

                  2.10 Use of Proceeds. Borrowers prepared the Budget and the Budget was submitted for the review and approval of the Bank. The Bank made its decision to extend and increase the Revolving Commitment based upon the information contained in the Budget. Borrowers will immediately inform the Bank (and will seek the written approval of) concerning any material changes to the Budget, which approval shall not be unreasonably withheld. Borrowers shall inform Bank in advance of unbudgeted uses for loan Advances and shall submit a revision to the Budget together with all supporting documentation and information requested by the Bank. Subject to the foregoing, Borrowers shall use the proceeds of the Advances provided by Bank to Borrowers hereunder only in accordance with the Budget, except as otherwise approved in writing by the Bank. All Import L/C's and Foreign Exchange Contracts provided by Bank to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers in accordance with the Budget, except as otherwise approved in writing by the Bank. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Advances to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

                  2.11 Grant of Security Interest; Limited Power of Attorney. As security for the repayment of the Obligations, Borrowers grant unto Bank a security interest in all of the Collateral of Borrowers wherever located, and in addition, grant such other and further liens, encumbrances, and security interests as are described in the Collateral Documentation. Any description of the Collateral contained in this Agreement shall not be deemed to limit the scope of such liens and encumbrances but shall be in addition to any security interests described in the Collateral Documentation. In addition, Borrowers herewith pledge and deliver to Bank all promissory notes, warehouse receipts, negotiable bills of lading, documents of title and chattel paper which evidence any accounts receivable or rights to the possession of goods. Borrowers herewith grant unto Bank a limited power of attorney to endorse the name of any Borrower, as payee(s), bearer(s), or holder(s) of such notes, bills of lading, warehouse receipts, documents of title and chattel paper. USA hereby grants a security interest in the Consignment Savings Account and pledges such account and certificates to Bank as additional collateral for all Obligations.

                                   ARTICLE III

                     INTEREST, REPAYMENT, OTHER OBLIGATIONS
                     --------------------------------------

                  3.1 Interest. The various credit facilities provided under this Agreement shall bear interest as follows:

                           (a)      Revolving  Loan  Interest  Interest  on  the
unpaid and outstanding principal balance of Advances under the Revolving Loan will be calculated at the per annum rate which shall at all times (adjusted daily) be equal to the Revolving Standard Rate.

                           (b)      Prime  Rate.  The Prime Rate may change from
time to time, and interest payable on the Revolving Loan will continue to fluctuate at the Revolving Standard Rate as adjusted from time to time for changes in the Prime Rate. Any changes in the interest rate under the Revolving Loan shall become effective, without prior notice, on the date on which the Prime Rate changes. Should the actual rate of interest as calculated exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest lawfully allowed.

                           (c)      Default  Interest Rate.  Upon the occurrence
of an Event of Default, the rate of interest per annum for the Revolving Loan shall be the per annum rate which shall at all times (adjusted daily) be equal to three percent (3.0%) above the Prime Rate in effect from and after such Event of Default; provided further, however, that if Bank shall waive in writing or allow a cure of such Event of Default, the interest rate for the loans shall revert to the non-default rate specified above from and after such waiver or completion of cure (whichever is sooner).

                           (d)      Interest  Accrual and Payments.  Interest on
the Notes shall be computed on the basis of actual days elapsed and a year of 365 days. Interest shall be payable monthly in arrears on the first day of each month for interest accrued during the preceding month, and at maturity. The Bank shall submit its statement to the Borrowers for monthly interest. The Bank is authorized to debit, after the occurrence of an Event of Default, any demand deposit account maintained by any Borrower with the Bank to effect the payment of principal or monthly interest.

                           (e)      Interest on Other Facilities.  The L/C Notes
shall bear interest at the Revolving Standard Rate. Obligations of Borrowers for payments arising under or in connection with Foreign Exchange Contracts which are not paid when due shall bear interest at the default rate specified in such Foreign Exchange Contracts, or, if no default rate is set forth therein, then at the default rate specified hereinabove for the Revolving Note.

                  3.2 Mandatory Payment and Prepayments - Revolving Note. The entire unpaid principal balance of the Revolving Note shall be due and payable on the Termination Date. In addition, if at any time the Aggregate Outstandings exceed the Available Credit at any given time through and including the Termination Date, then Borrowers shall immediately prepay the Revolving Note (or at Bank's sole discretion otherwise reduce the amount of the outstanding Obligations) in an aggregate amount equal to such excess. Moreover, if at any time the sum of the outstanding principal balance under the Revolving Note plus the face amounts of all outstanding Import L/Cs issued under the Revolving Commitment plus the FX Amount exceeds the then applicable Available Credit, then Borrowers shall immediately prepay the Revolving Note (or at Bank's sole discretion otherwise reduce the amount of the outstanding Obligations) in an aggregate amount equal to such excess

                  3.3 Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay the Notes in whole or in part without premium or penalty, provided that any prepayment must be accompanied by the payment of all accrued and unpaid interest thereon through the date of prepayment. All optional and mandatory payments and prepayments of principal and interest on the Notes shall be made at Special Loans Department, 79 South Main Street, 8th Floor, Salt Lake City, Utah 84111, in United States dollars and in immediately available funds.

                  3.4 Payments Due On Non-Banking Days. Whenever any payment to be made hereunder or under the Notes or any of the Obligations shall be due on a Saturday, Sunday or a public holiday, such payment may be made on the next succeeding Banking Day, and such extension of time shall, in such case, be included in the computation of payment of interest hereunder and under the Notes.

                  3.5 Application of Payments. With respect to payments made by Borrowers or received in connection herewith without designation as to which of the Notes or other Obligations such payment is to be applied, such payment may be applied by Bank to such of the Obligations as it determines in its sole discretion. Upon the occurrence of an Event of Default, payments received or other funds realized for application shall also be subject to application to Obligations as Bank may determine in its sole and absolute discretion. Borrowers shall make all payments to Bank on the Obligations free and clear of, and without deduction or withholding for or on account of, any offset, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholdings, restrictions, or conditions of any kind. If, after receipt of any such payment of, or proceeds of Collateral applied to the payment of any of the Obligations, Bank is required to surrender or return such payment to any person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Bank. Borrowers shall be liable to pay to Bank, and Borrowers hereby agree to indemnify and hold Bank harmless for, the amount of any payments or proceeds surrendered or returned. This provision shall remain effective notwithstanding any contrary action which may be taken by Bank in reliance upon such payment or proceeds, and this provision shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

                  3.6 Restriction on Payments to Affiliates. Notwithstanding any other provision of this Agreement to the contrary, Borrowers acknowledge and agree that, although funds under the Commitments may be used in accordance with the Budget to repay intercompany payables owed to Affiliates in connection with the purchase of Inventories, funds under the Commitments shall not be loaned or otherwise used in or for the benefit of Affiliates or Insiders except as provided in the Budget. Without limiting the generality of the foregoing, no funds under the Commitments may be used for loans or prepayments or other advances to (non-Borrower) Affiliates or Insiders, except as previously agreed by Bank in writing.

                  3.7 Release of Certain Collateral. In the absence of a condition that may (upon written notice to Borrower and the passing of a "cure" period) ripen into Event of Default, which condition is then continuing, and at such time as the Total Sum of Overadvances is reduced to zero (but in any event not sooner than January 15, 1999), Bank shall release all Collateral described in the "Collateral Assignment of Trademarks and Patents," dated as of August 31, 1998,.on the further condition that the Borrowers shall have previously and permanently reduced the Revolving Commitment by at least $2.6 million as a result of the sale or refinancing of all of the real estate encumbered by that Deed of Trust With Assignment of Rents and Security Agreement," dated as of August 18, 1998, and recorded on August 19, 1998, as Entry No. 7063058 in the official records of Salt Lake County, Utah.

                  3.8 Provision for Consignment Sales. USA and/or International shall enter into an Exclusive Distributorship Agreement with Marker Deutschland GmbH for the importation , distribution, and sales of goods to be sold on consignment for the account of Marker Deutschland GmbH. Marker Deutschland currently contemplates providing 47,155 pairs of consigned goods to USA.(described in attached Exhibit "E") USA and International agree that they will not enter into agreements for consigned goods in excess of the currently contemplated 47,155 pairs of consigned goods without first demonstrating to Bank's satisfaction that such additional consigned goods will not impair Bank's existing collateral position; i.e., that such additional consigned goods will not saturate the market for the existing product or depress the selling price for the existing product that constitutes part of Bank's collateral. The following additional terms apply to the distribution of consigned goods by USA:(a) if USA is able to sell or otherwise distribute such consigned goods, such sale or distribution will be considered to be covered by the licensing provisions contained in the Exclusive Distribution Agreement for the sale or distribution of products of Marker Deutschland GmbH; and USA shall endeavor to sell such consigned goods on terms and for prices equal to the terms and prices charged by USA for Inventories; (b) upon satisfaction of any conditions imposed by Marker Deutschland GmbH. for the release of the consigned goods from any warehousing arrangement and upon default, Bank (or Bank's assignees) shall have the right, but not the obligation, to sell the consigned goods with the same rights as are granted to International and USA (contained in the Exclusive
Distribution Agreement); (c) any sales and shipments by USA which include Inventory as well as consigned goods shall be deemed to have been conducted in the following order: first, the sale of all Inventory, and secondly, the sale of any consigned goods, and Bank shall be entitled to monitor and audit joint sales of Inventory and consigned goods to verify compliance with this term. (d) USA agrees to deposit seventy percent (70%) of the Consignment Sales Profits on all sales of consigned goods into a Consignment Savings Account at Bank and controlled solely by Bank; such Consignment Savings Account shall be converted into negotiable thirty (30) day certificates of deposit on a monthly basis, duly indorsed and pledged to Bank as Collateral. In the event that the sum of the Obligations is equal to or less than the amount of the Consignment Savings Account, or at the Termination Date, Bank will be entitled to apply the funds in the Consignment Saving Account to the Obligations. Bank shall release its security interest in such Consignment Savings Account upon payment in full of the Obligations. At the request of Borrowers, Bank agrees to review with Borrowers the financial impact upon Borrowers of the initial (47,155 pairs) consignment sales program to ascertain if such consignment sales positively (or negatively) impacted the sales of Inventories on hand. Bank shall have no obligation to approve additional consignment sales programs.

                  3.9 Subordination of Insider Debt. Each Borrower, by its execution of this Agreement, agrees that the repayment of any indebtedness owed to such Borrower by any other Borrower is subordinated to the repayment of all indebtedness owed to Bank by any such Borrower. In the absence of default, such indebtedness incurred in the ordinary course of business may be paid as contemplated in the Budget.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  The Borrowers hereby represent and warrant to the Bank as follows:

                  4.1 Due Incorporation. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah (or the State of Delaware in the case of DNRNA and DNRUSA) and has the corporate power to own its property and to carry on its business as now conducted.

                  4.2 Authorization. The execution, delivery and performance of this Agreement and the other Loan Documentation have been duly authorized by all necessary corporate action on the part of the Borrowers. This Agreement and the other Loan Documentation have been duly executed by authorized officers of the respective Borrowers and (assuming its due execution by the Bank) constitute valid and binding agreements, enforceable against the Borrowers who are parties thereto in accordance with their respective terms.

                  4.3 Power. Each of the Borrowers has the power and the legal right and authority to enter into this Agreement and to execute and deliver the various items of the Loan Documentation to be executed by it, and each of the Borrowers has the power and legal right and authority to execute and grant the security interests, liens, assignments and security agreements which are required as conditions precedent to the credit facilities hereunder.

                  4.4 Non-Default. Except as previously disclosed to Bank in writing, the execution and delivery of this Agreement, the Collateral
Documentation, the Notes and the other Loan Documentation and compliance with the terms and provisions of this Agreement, the Collateral Documentation, the Notes and the other Loan Documentation will not violate the provisions of any applicable law, regulation, order or decree, or constitute a violation of or default under the articles of incorporation or by-laws of any Borrower or any material agreement binding upon any Borrower.

                  4.5 Litigation. Except as to matters disclosed to the Bank in Borrowers' financial statements which are identified in Section 4.6 below, there is no action or proceeding pending or, to the knowledge of any Borrower, threatened against any Borrower before any court or administrative agency (except insured claims) wherein an unfavorable ruling, decision or finding may result in any material adverse change in the business or financial condition of any Borrower or in any Borrower's abilities to pay and perform under or in connection with this Agreement; nor has any judgment or order which entails or might result in such a change been made or entered by any court or administrative agency. With respect to the "Sims litigation," Borrowers warrant that they retain any and all claims which they may have against any and all advisors and legal counsel who were retained by any Borrower in connection with the termination of the "Sims license agreement," and that no Borrower will settle, waive or compromise any claim which any Borrower may have against any attorney, advisor, consultant or other party in connection with the Sims license agreement or any litigation arising with respect thereto.

                  4.6 Financial Statements. The Borrowers have furnished the Bank with the following financial statements: Unaudited financial statements of Borrowers as of June 30, 1998; All of the foregoing financial statements are true and correct and were prepared in accordance with generally accepted accounting principles consistently maintained throughout the periods involved and present fairly the respective financial conditions of the Borrowers as of the dates thereof. Since the date of each of the aforesaid statements, there has been no material adverse change in the individual or aggregate and combined condition (financial or otherwise) of the Borrowers, except changes disclosed to the Bank in writing prior to the execution of this Agreement, and changes in the ordinary course of business which have not been, in any case, materially adverse.

                  4.7 Year 2000 Compliance. Each Borrower has: (i) undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of such Borrower to be Year 2000 Compliant on a timely basis; (ii) developed a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis; and (iii) to date, implemented that plan in accordance with that timetable in all material aspects. Each Borrower reasonably anticipates that it will be Year 2000 Compliant on a timely basis. Each Borrower has made written inquiry of each of its key suppliers, vendors, and customers as to whether such persons and entities will, on a timely basis, be Year 2000 Compliant in all material respects and on the basis of such inquiry believes that all such persons and entities will be Year 2000 Compliant. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors, and customers of each Borrower whose business failure would, with reasonable probability, result in a material adverse effect on the business, properties, condition (financial or otherwise), or prospects of such Borrower. Each of the Non-U.S. subsidiaries shall be deemed to be a "key" supplier or customer of Borrowers.

                  4.8 German Banks' Reinstatement of Marker Germany Credit Arrangements. Marker Deutschland GmbH. ("Marker Germany") has reinstated its credit arrangements with Hypo Vereinsbank, BFG Bank, and Deutsche Bank (the "German Banks"), and the German Banks have extended new credit to Marker Germany in accordance with the financial plan of Marker Germany for meeting the financial needs of Marker Germany through March 31, 1999.

                                    ARTICLE V

                                    COVENANTS
                                    ---------

                  Each of the Borrowers covenants and agrees that, unless the Bank shall otherwise consent in writing, it will:

                  5.1 Payment of Taxes. Pay all taxes, assessments and other governmental charges required of it before any penalty accrues, unless the charge is being contested in good faith with reserves, bonds or set asides for payment having been established to Bank's satisfaction.

                  5.2 Maintain Business. Continue the conduct of its business and, as applicable, maintain its corporate existence and maintain all material rights, licenses and franchises and comply with all applicable laws and regulations necessary to enable it to conduct its business as presently conducted.

                  5.3 Maintain Properties. Maintain its property, including any collateral given for security, in good working order and condition.

                  5.4 Insurance. Maintain in full force and effect insurance coverage by financially sound and responsible insurers, approved by the Bank, on all properties and assets of a character usually insured by organizations engaged in the same or similar business and adequate public liability insurance against tort claims which may be asserted against the Borrower. This provision is in addition to the requirements of the Collateral Documentation or other instrument executed in connection with the Commitments.

                  5.5 Good Standing. Maintain, as applicable, its good standing as a corporation under the laws of the state of its incorporation and as a corporation qualified to do business in all jurisdictions where it is presently qualified; and upon request by the Bank, qualify and remain qualified to do business in any jurisdiction in which the Bank may reasonably believe qualification to be necessary for the protection or enforcement of any of the interests and liens in the Collateral.

                  5.6 Books and Records; Inspections. Keep proper books and records of account in which full, true and correct entries will be made of all its dealings, business and affairs in accordance with generally accepted accounting principles consistently maintained, to examine and copy its books and financial records, to permit Bank or its agents to inspect and audit inventories, and to discuss its affairs and finances with it or its principal officers, all at such times as the Bank may reasonably request. Further, Borrowers shall cooperate, during reasonable business hours, with requests by Bank to examine underlying records, books, and papers for purposes of confirming the information provided in connection with Borrowing Base Certificates, provided that Bank shall give the applicable Borrower advance written notice of a request for such inspection or examination, such notice being adequate if given five (5) full Banking Days before the time and day at which Bank intends to conduct the same. Borrowers shall permit any person designated by the Bank to visit and inspect any of its properties, and in connection with any on-site inspections, Bank agrees to exercise reasonable care to avoid interruption of the normal business affairs and work of the Borrowers.

                  5.7 Litigation; Condemnation Awards. Give prompt written notice to the Bank of any litigation or governmental proceeding pending or, to its knowledge, threatened against it (including but not limited to any condemnation proceedings) which (a) involves a claim of over $35,000.00 or (b) if adversely determined, may have a material adverse effect on its business or condition (financial or other), affairs or operations or ability to pay or perform hereunder and execute and deliver to Borrower an irrevocable and unconditional assignment of such Borrower's condemnation award and Borrowers agree to cooperate with Bank in the defense or prosecution of any condemnation proceedings. Notwithstanding the execution and delivery of such assignment of any condemnation awards, Borrower shall not be credited with "payment" of the amount of such award unless and until Bank actually receives payment of such claim. Borrower further grants unto Bank a limited and irrevocable power of attorney to prosecute such condemnation proceedings on behalf of such Borrower, and to otherwise take all reasonable and necessary actions to enforce and compromise such claim (if necessary).

                  5.8 Merger or Sale. Not merge or consolidate with any other corporation or sell, lease, transfer or otherwise (except in the ordinary course of business) dispose of all or a substantial part of its assets (including shares in any Borrower or in any Non-U.S. subsidiary), provided however, International shall exercise its best efforts to dispose of the real estate which is encumbered by the "Deed of Trust With Assignment of Rents and Security Agreement," dated as of August 18, 1998, and recorded on August 19, 1998, as Entry No. 7063058. No Borrower will, without the advance written consent of Bank, directly or indirectly permit a change in the control of any Borrower or any Non-U.S. subsidiary. Notwithstanding the foregoing, Bank contemplates the sale or other disposition of LTD, DNRUSA and/or DNRNA by International in consideration of the assumption, by the purchaser, of all or a portion of the liabilities of LTD, DNRUSA and/or DNRNA; International agrees that such sale or other disposition shall not be consummated without the written consent of Bank, which consent shall not be unreasonably withheld. Borrowers will not abandon, sell, compromise, or take any action to impair any claims that any Borrower or any Non-US subsidiary may have without the prior written approval of Bank.

                  5.9 Financial Statements. Deliver to the Bank, with respect to each of the Borrowers, as soon as available and in any case within thirty (30) days after the end of each month, an income statement for such month and for the entire fiscal year to the end of such month, and a balance sheet as at the end of such month, certified as accurate by a financial officer of each Borrower, as the case may be, and deliver to the Bank, with respect to International, as soon as available and in any case within forty-five (45) days after the end of each fiscal quarter, an income statement for the entire fiscal year to the end of such quarter, and a balance sheet as at the end of such quarter, certified as accurate by a financial officer of International.

                  5.10 Annual Audits. Deliver to the Bank, as soon as available and in any case within ninety (90) days after the end of each fiscal year, an income statement for such fiscal year and a balance sheet as at the end of such fiscal year, certified as an "audited" statement by Arthur Andersen & Co. or other firm of independent certified public accountants of recognized standing selected by the Borrowers and acceptable to the Bank, together with any supplementary reports furnished to the Borrowers or their directors by such accountants. All such financial statements shall be certified as having been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year except to the extent necessary to reflect changes in accounting principles approved by the accounting firm referred to in this Section 5.10. In addition, at least once during the term of this Agreement (but not prior to December 31, 1998), Borrowers shall, at the Bank's expense, deliver or cause to be delivered to Bank written reports and valuation appraisals of the Inventory, in form, scope and methodology reasonably acceptable to Bank, addressed to Bank or upon which the Bank shall be expressly permitted to rely. Borrowers shall, at Borrowers' expense, conduct through an inventory counting service acceptable to Bank, a physical count of the Inventory in scope, form, and methodology reasonably acceptable to Bank, the results of which shall be reported directly to Bank by such inventory counting service, and Borrowers shall promptly deliver confirmation (in a form satisfactory to Bank) that appropriate adjustments have been made to the Inventory records of Borrowers the reconcile the Inventory count of such inventory counting service to Borrowers' own Inventory records.

                  5.11 Compliance Certificates. Deliver to the Bank, with respect to each Borrower, within forty-five (45) days after the end of each fiscal quarter, a compliance certificate in form and substance satisfactory to the Bank, signed by the Chief Financial Officer or President of the Borrower, certifying compliance by the Borrower with all covenants and obligations under this Agreement and the other Loan Documentation, excepting such covenants and obligations with respect to which Bank has granted a waiver (in writing) or with respect to which Bank has agreed to exercise forbearance notwithstanding the non-compliance therewith by Borrowers.

                  5.12 Other Information. Furnish to the Bank on or before the next Banking Day, such other financial information, reports or documents as the Bank may at any time, and from time to time, reasonably request, in writing including:

                  (i) all 10K and 10Q filings filed by International;
                  (ii) any acceleration or claimed acceleration of any indebtedness owed to another party in excess of $100,000.00;
                  (iii) any acceleration or claimed acceleration of any indebtedness owed to another party in excess of the payments contemplated in the Budget;
                  (iv) weekly sales journals, including backup documentation for all sales (including but not limited to weekly cash and sales registers);
                  (v)  weekly  listings  and  agings of  Accounts  and  accounts payable;
                  (vi) weekly reports listing the estimated value of the Inventories, on a cost basis;
                  (vii) weekly and monthly comparisons of Borrowers' actual results for the previous week or month as compared with cash projections of Borrowers for such week or month as contained in the Budget (Exhibit "C");
                  (viii) weekly listings of returns of Inventories, markdowns of Inventories, and exchanges of Inventories for credit, including the names, addresses, amounts and terms of such exchanges or returns, signed by the person(s) who authorized such returns or exchanges;
                  (ix) monthly perpetual Inventory reports;
                  (x) monthly listings of the names and addresses of all current customers, and monthly listings of the names, addresses, amounts, and terms of all Accounts;
                  (xi) monthly listings of Redated Accounts;
                  (xii) a listing of existing and pending claims of Borrowers on any policies of insurance, accompanied by copies of all applicable policies of insurance;
                  (xiii) reports of sales and use tax collections, deposits and payments, including monthly sales and use tax accruals;
                  (xiv) any material changes or updates to the Budget; and
                  (xv) such other and further information as Bank may reasonably request, including (but not limited to) copies of customer statements and credit memos, remittance advices and reports, copies of deposit slips and bank statements, copies of shipping and delivery documents, copies of purchase orders, invoices and delivery documents for Inventories sold and acquired, etc.

Bank shall have the right at any time or times, in Bank's name (or on behalf of the Bank by Bank's agent(s)), to verify the validity, amount or any other matter relating to any Account or any Collateral, or relating to any report or document submitted to Bank or to Bank's agent. Such verification may be conducted by mail, telephone, facsimile transmission, or otherwise.

                  5.13 Hedging. USA shall have currency exchange hedging devices (either forward or option contracts) in effect at all times, that are sufficient to cover at least 50% of USA's foreign payables (excluding those payable in Dollars) to Marker Germany for product. By the end of each fiscal year, USA shall have such currency exchange hedging devices in effect that are sufficient to cover 50% of such foreign payables of USA (excluding those payable in Dollars) generated during that fiscal year which remain unpaid at year-end (and shall maintain a 50% level of coverage on such payables until payment is actually made).

                  5.14 Capital Expenditures; Salary Increases. Not permit capital expenditures by the Borrowers as a group to exceed $50,000.00. in the aggregate during the fiscal year ending March 31, 1998; Not permit increases in salaries to directors and management level officers of Borrowers to exceed the amounts contemplated in the Budget

                  5.15 Zions Credit Obligation. Take all reasonable measures to arrange for the deferral of payment of any obligation owing to Zions Credit Corporation beyond December 31, 1998, or otherwise to reschedule such payment obligation in a manner acceptable to Bank.

                  5.16. Guaranteed Obligations of Non-U.S. Subsidiaries. Take all reasonable steps to arrange for the deferral of payments due and the extension of maturity dates of loan by institutional lenders to Non-U.S. subsidiaries where such loans are guaranteed, in whole or in part, directly or indirectly, by any Borrower.

                  5.17. Subordination of Insider Debt Deliver evidence that all debt owed by any Borrower to any other Borrower or to any other subsidiary of International or to any "Affiliate" or "Insider" of any Borrower, has been unconditionally subordinated to the repayment of the Obligations of Borrowers to Bank, except as otherwise expressly agreed in writing by Bank. However, it is expressly understood that subordinations shall not be required from Marker Deutschland GmbH., from Marker Canada, and from Marker Japan.

                  5.18 Location of Inventories; Subordination of Liens. All Inventories shall be stored in and delivered only to warehouses and facilities located in either the state of New Hampshire or in the state of Utah. In the event that Inventories are stored in public warehouse facilities in any location, Borrowers shall immediately notify Bank of the location of such public warehouse and shall deliver to Bank negotiable warehouse receipts or other documents of title evidencing the goods and Inventories stored in such location. Borrowers shall not store goods and Inventories in facilities or public warehouses except that such warehouseman or landlord shall agree in writing, in advance, to the subordination of such warehouseman's lien or landlord's lien to the priority of the security interest of the Bank in such goods or Inventories.

                  5.19 Negotiable Documents. Accounts shall not be evidenced by negotiable documents without the consent of Bank. In the event that account debtors, Non-U.S. subsidiaries or others (and notwithstanding this prohibition) deliver to any Borrower negotiable documents (e.g. promissory notes, documents of title, negotiable warehouse receipts, negotiable bills of lading) which evidence an obligation of payment or a right to the possession of goods, Borrowers shall immediately endorse and deliver the same in bearer form to Bank.

                  5.20 Insurance Claims. Give prompt written notice of the happening of any event giving rise to insured claims against any Borrower, and to the extent that such claim(s) are not reflected in the Budget, and to transmit to Bank copies of any insurance policies which may be implicated with respect to such claim. At the written request of Bank, Borrowers will provide copies of any documentation relating to such claims and will provide a written narrative explaining such claim. At the written request of Bank, Borrowers will execute and deliver to Bank an irrevocable and unconditional assignment of any of Borrowers' claims on any policy of insurance to the extent that such claim arises out of a "loss" in connection with the Collateral and to the extent that such claim arises out of the "loss" or impairment of rights in connection with patents, trademarks, licenses, sublicenses, distribution rights, and similar claims. Borrowers will cooperate and assist Bank as requested in collecting the proceeds of such claim. Notwithstanding the assignment of such claim to Bank, Bank shall not credit the amount of such claim in reduction of the Obligations of Borrower unless and until Bank actually receives payment of such claim. Borrower further grants unto Bank a limited and irrevocable power of attorney to prosecute such insurance claim and to otherwise take all reasonable and necessary actions to enforce and compromise such claim (if necessary).

                  5.21 Terms of Invoices. Legend all invoices and sales documentation to disclose to purchasers that returns of merchandise shall be accepted only for exchange for goods of equal or greater value and shall not be accepted for cash or credit, except with respect to merchandise which contains manufacturing defects or which was damaged in shipment to the purchaser. Borrowers agree that authority to approve any returns of merchandise shall be limited to no more than two officers of Marker USA.

                  5.22 Use of Marker Tradename. International, as owner of the "Marker" trademark and related rights in the U.S.A., as well as the remainder of the Borrowers (to the extent that they have any rights in the "Marker" name) hereby covenant that they have not and will not allow any other entity, except another Borrower, to use the "Marker" name and related trademarks and tradenames and other rights to sell ski bindings and snowboard bindings and other goods bearing the "Marker" name in the U.S.A., without the prior express written consent of Bank. Any such consent which is already contained in the Loan Documentation shall be considered to already have been given by Bank.

                                   ARTICLE VI

                     CONDITIONS PRECEDENT TO BANK FACILITIES

                  6.1 Initial Conditions. The Bank shall not be obligated to make any Advances, issue Import L/Cs or provide Foreign Exchange Contracts until each of the following conditions precedent shall have been satisfied:

                           (a) The Bank shall have received the following,  each
fully executed and dated in form and substance satisfactory to the Bank:

                             (i)  The  Revolving  Note,  duly  executed  by  the
Borrowers.

                             (ii) Copies of the  articles of  incorporation  and
                  by-laws of the Borrowers and of necessary resolutions of the Borrowers authorizing the execution, delivery and performance of this Agreement, and the other items of Loan Documentation to be executed by Borrowers, respectively, all in form and substance satisfactory to the Bank and its counsel.

                           (b) Copies of  documentation  referenced  in Sections
5.4, 5.5, 5.10, 5.11 and 5.12.

                           (c) In addition, no Default or Event of Default shall
have occurred and be existing and unwaived by Bank in writing.

                           (d) All legal matters incident hereto or to the loans
to be made hereunder shall be satisfactory to counsel to the Bank.

                  6.2 Conditions Precedent to Each Subsequent Advance or Other Facility. The obligation of the Bank to make each Advance (including the initial

Advance) and to make available each Import L/C and Foreign Exchange Contract is subject to the following further conditions precedent at the time of the requested transaction:

                           (a) No  uncured  Default  and  no  uncured  Event  of
Default has occurred or will exist upon completion of the requested Advance or provision of the requested Import L/C or Foreign Exchange Contract, unless the same has been expressly waived in writing.

                           (b) The representations  and warranties  contained in
Article IV hereof are true and correct with the same force and effect as if made on and as of the date of such request (except for representations and warranties which relate solely to an earlier date and except for changes of which the Bank has previously been advised occurring as a result of transactions or events which are not in violation of any term of this Agreement).

                           (c) For each Import L/C,  Borrowers have executed and
delivered the required L/C Note, and for each Foreign Exchange Contract, Borrowers have executed and delivered the required Foreign Exchange Contract.

                                   ARTICLE VII

                                     DEFAULT
                                     -------

                  7.1 Events of Default. Each of the following occurrences shall constitute an Event of Default:

                           (a) Any Borrower fails to pay any of the  Obligations
which require payment of money, including any amount of principal, interest, fees or other charges within ten (10) calendar days after such payment becomes due.

                           (b) Any  Borrower  fails to perform  any of the other
covenants, conditions or agreements (other than for payment of money) provided for in this Agreement or in any of the other Loan Documentation and, if subject to cure, such failure shall not have been cured within thirty (30) calendar days after written notice by the Bank to the applicable Borrower of such failure.

                           (c)  Any  representation  or  warranty  made by or on
behalf of any Borrower to the Bank (whether made in this Agreement, any other Loan Documentation or in any financial statement or certificate furnished pursuant to this Agreement or thereto), shall prove to have been knowingly, materially and adversely false or misleading as of the time when such representation or warranty was made.

                           (d) The maturity of any  substantial  indebtedness of
any Borrower to another lender shall be, in fact, and by notice from the applicable lender, accelerated; or the preconditions or circumstances (if any) required to permit acceleration of the maturity of any such indebtedness shall be existing and be uncured and unremedied to the satisfaction of the applicable lender for a period of thirty (30) days or more. Notwithstanding the foregoing, no Event of Default shall have occurred if to the satisfaction of Bank (not unreasonably withheld) the applicable Borrower, in good faith, is contesting the acceleration or claimed amount and has provided adequate reserves in the Budget, escrowed funds or bonding to cover the amounts claimed owing.

                           (e) The termination of any line of credit by a lender
to any Non-U.S. subsidiary, or the receipt by any Borrower of notice to the effect that a lender intends to terminate a line of credit, provided that any Borrower is a guarantor or co-maker of such terminated line of credit.

                           (f) Any of the Loan  Documentation  (including any of
the Collateral Documentation) shall, except with the Bank's prior written consent, cease for any reason to be in full force and effect (including, but not limited to the receipt by USA and/or by International of notice of cancellation or notice of nonrenewal of the "Exclusive Distributorship Agreement").

                           (g) Any Borrower or Non-U.S.  subsidiary shall become
involved in financial difficulties as evidenced by:

                            (i) An admission in writing of its  inability to pay
                  its debts generally as they become due; or

                            (ii) A filing,  by or  against  the  Borrower,  of a
                  petition seeking an order for relief under any chapter of the United States Bankruptcy Code (the "Bankruptcy Code") as from time to time in effect, and, if against the Borrower, the consent to or acquiescence therein by the Borrower, or the failure to obtain dismissal thereof within thirty (30) days; or

                           (iii) Making an  assignment  of all or  substantially
                  all of its assets for the benefit of its creditors, or the filing of a proceeding involving the liquidation and/or reorganization of its affairs; or

                            (iv) Consenting to the appointment of a trustee, receiver or custodian for all or a major portion of its property; or

                             (v) Being the subject of an order for relief  under
                  the Bankruptcy Code (or the equivalent thereof under the laws of the nation wherein any Non-U.S. subsidiary may be incorporated or resident); or

                            (vi) The entry of a court order under any federal or
                  state law appointing a receiver, trustee or custodian for all or a major portion of its property, or ordering the winding up or liquidation of its affairs, which order, if not consented to by it, shall not be vacated, denied, set aside or stayed within thirty (30) days from the date of entry; or

                           (vii) The issuance of a writ or warrant of attachment
                  or any similar process by any court against all or any major portion of its property, and such writ or warrant of attachment or similar process is not stayed or is not released within thirty (30) days after its entry or levy or after any stay is vacated or set aside.

                  7.2 Remedies. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured and the exercise of remedies related thereto waived by the Bank in writing, the Bank may exercise any or all of the following rights and remedies:

                           (a) The Bank may terminate the Commitments under this
Agreement.

                           (b) The Bank may declare the  obligations for payment
of money, and all other obligations or indebtedness of the Borrowers, or any of them, whether arising under this Agreement or otherwise, to be immediately due and payable, and the same shall thereupon be immediately due and payable, without any presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived.

                           (c) The Bank may exercise and enforce with respect to
any Collateral the rights and remedies available on default to a secured party under the Uniform Commercial Code, or under the terms and provisions of the Collateral Documentation, or any other applicable law. The Bank may require the Borrowers or any of them to assemble the Collateral and make it available to the Bank at a place, to be designated by the Bank, which is reasonably convenient to the applicable Borrower and the Bank If notice of any intended disposition of part or all of the Collateral is required by law in any particular instance, such notice shall be deemed commercially reasonable if given at least thirty
(30) calendar days prior to the date of disposition.

                           (d) The Bank may  exercise  all rights  and  remedies
available under any security agreement or other instrument creating a security interest or lien in any Collateral provided pursuant hereto; provided, however, that if any Event of Default under subsection 7.1(f) shall occur, the Commitments shall immediately and automatically (without notice to any Borrower) terminate and the Obligations shall become immediately due and payable without notice of any kind.

                           (e) Immediate  prepayment of all sums,  which may, at
the time of the Event of Default, be outstanding and undrawn under any Import L/C, shall be required. Any sums so paid shall be deemed absolute payment to Bank and shall not be considered to be money paid for security. Further, such prepayment obligation shall be an absolute non-contingent obligation of the Borrower that is the account party on the particular Import L/C. Notwithstanding the foregoing, if any of the subject Import L/Cs shall thereafter expire, undrawn to any extent, such expiration shall give rise to an obligation of Bank to pay to the Borrower that is the account party on the particular Import L/C an amount equal to any such sums actually prepaid hereunder for which no draw was made.

                           (f) Payment of ten percent  (10%) of the dollar price
required to settle all outstanding Foreign Exchange Contracts shall be deemed accelerated and such amounts shall be immediately due and payable, provided that actual delivery of the foreign currency subject of such agreements shall only occur at the originally specified date. Any Foreign Exchange Contract, which is in the form of an option, shall be deemed exercised and the foregoing acceleration of payment of ten percent (10%) of the dollar purchase price shall apply. Upon settlement of outstanding Foreign Exchange Contracts, if the acceleration and payment of said ten percent (10%) amount has resulted in an overpayment to Bank, Bank shall promptly pay the amount of the overage to the Borrower with whom the Foreign Exchange Contract was entered into, and if said acceleration and payment has resulted in an underpayment to Bank, Borrowers shall promptly pay Bank the amount of the shortfall.

                           (g) All sums payable by Marker  Deutschland  GmbH. to
USA or to International in connection with the termination of the "Exclusive Distributorship Agreement" shall be paid directly to the Bank, and Borrowers shall cooperate with Bank in notifying Marker Deutschland GmbH. to make such payments directly.

                           (h) All sums payable by any Borrower  which have been
subordinated to the indebtedness of Borrowers pursuant to this Agreement [Subsection 3.9 above] shall be paid to the Bank;

                           (i)  With  respect  to the real  estate  which is the
subject of the "Deed of Trust With Assignment of Rents and Security Agreement," dated as of August 18, 1998, and recorded on August 19, 1998, as Entry No. 7063058 in the official records of Salt Lake County, Utah, International expressly waives and releases the right to marshal the assets of International and waives and releases the Bank from any obligation to comply with the "One Form of Action" Rule, U.C.A. Section 78-37-1; International acknowledges that such "One Form of Action" Rule is inapplicable to with respect to this Agreement or with respect to any of the Obligations of International which are secured by the said "Deed of Trust With Assignment of Rents and Security Agreement," for the reason that International has pledged and encumbered other forms of collateral to Bank as additional security for the Obligations.

                           (j) No remedy  conferred upon or reserved to the Bank
herein is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or any of the other Loan Documentation or now or hereafter available at law, in equity or by statute.

                  7.3 Offset. In addition, upon the occurrence of any Event of Default or at any such time thereafter, the Bank may offset any indebtedness then owed by the Bank to any or all of the Borrowers, whether or not such indebtedness is then due, against the Obligations and against any other indebtedness then owed by the Borrowers (or any of them) to the Bank, whether or not then due, and may exercise any and all other rights and remedies available to it by law (including statutory and common law rights to set-off) or agreement with respect to the Obligations and all other indebtedness then owed to the Bank by any of the Borrowers. Upon the occurrence of any Event of Default, Bank may offset the amount of the Consignment Savings Account.

                  7.4 Expenses. Upon the occurrence of any Default hereunder, Borrowers agree to pay the Bank, on demand, the amount of all out-of-pocket expenses, including reasonable attorneys' fees and legal expenses, incurred by the Bank in connection with the exercise or enforcement of any right or remedy referred to in this Agreement (or in any of the other Loan Documentation), including any of the same incurred in connection with the pursuit of Bank's rights and interests in connection with any bankruptcy proceeding affecting any Borrower or the Collateral (including in connection with any plan of reorganization). In addition, Borrowers shall pay all reasonable out-of-pocket expenses of Bank, including without limitation, all attorneys' fees, appraisal fees, travel expenses, filing fees, and other costs and expenses incurred in connection with any renegotiation and redocumentation of this Agreement and in connection with any negotiations with other lenders to any Borrower.

                  7.5 Right of First Refusal Upon Sale of Collateral. In exercising its right to sell the Collateral pursuant to the terms of this Agreement or the Collateral Documentation, the Bank hereby grants to the Borrowers a right of first refusal with respect to any bulk sale of any of the Collateral (provided that the affected Borrower is not, at the time of the bulk sale, the subject of any proceedings in bankruptcy). Such right of first refusal shall be exercisable at such time as the Bank receives a bona fide offer from a single purchaser (or from a group of purchasers submitting a single offer), in writing, to purchase, over a period not exceeding sixty (60) days (whether in a single transaction or a series of transactions) fifty percent (50%) or more of the Collateral (measured in estimated dollar value), Bank shall provide Borrowers written notice of such offer(s), whereupon Borrowers shall notify Bank, in writing, of Borrowers' intent to exercise such right of first refusal. Borrowers shall have thirty (30) days from the date of the mailing of such notice to notify Bank and to close the purchase of such Collateral on the same terms and conditions (e.g. the same price, the same payment terms, the same delivery date, etc.) as such bona fide offeror(s), in which event Bank shall sell such Collateral to such Borrowers. In the event that, for any reason, the offeror fails to consummate the purchase of the Collateral, the right of first refusal shall be revived.

                                  ARTICLE VIII

                                     GENERAL
                                     -------

                  8.1 Expenses Payable in Absence of Default. The Borrowers agree to reimburse the Bank, upon demand, for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred hereunder or in connection herewith, including all reasonable expenses incurred in connection with negotiations with Non-U.S. subsidiaries and its respective creditors, and expenses incurred in connection with the preparation of all predecessor documentation, including the Addendum, this Agreement, the Collateral Documentation, and all other Loan Documents, and all such reasonable expenses incurred in connection with any subsequent amendment hereof or any agreement or security agreement or instrument made pursuant hereto, including filing fees, regardless of whether the transactions contemplated hereby are consummated. In addition, Borrowers shall pay all reasonable out-of-pocket expenses of Bank, including without limitation, any valuation audits of the Inventories of Borrowers, all attorneys' fees, appraisal fees, fees associated with the Lockbox Agreement (including out-of-pocket fees incurred in the monitoring of Borrowers' Accounts by Altres Financial) travel expenses, filing fees, and other costs and expenses incurred in connection with any renegotiation and redocumentation of this Agreement and in connection with any negotiations with other lenders to any Borrower.

                  8.2 Waivers; Consideration; Releases. No failure on the part of the Bank or the holder to exercise and no delay in exercising, any power or right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Borrowers acknowledge and agree with Bank that the unpaid principal balance of Obligations of Borrowers to Bank are, as of the date hereof, $33,162,448.28, not including interest, expenses, and miscellaneous charges associated with negotiations with Non-U.S. subsidiaries and their respective creditors and out-of-pocket expenses incurred in connection with the documentation of the Addendum and this Agreement, including the Collateral Documentation. Each Borrower agrees with Bank that this Agreement and each of the other constituents of the Loan Documentation constitutes the culmination of negotiations between the parties wherein each Borrower was represented by legal counsel and each such document was executed and delivered in the absence of coercion or economic duress on the part of Bank. Each Borrower acknowledges and agrees that each has received adequate consideration for the delivery of any Collateral pledged to Bank to secure repayment of the Obligations of Borrowers. Each Borrower acknowledges and agrees that but for the pledge and encumbrance of such collateral for the benefit of Bank, each such Borrower would not have been able to obtain credit from other lenders, or if such credit could have been obtained from such other lenders, credit would not have been extended to the Borrowers on comparable terms or conditions. Borrowers and Bank are desirous of entering into a mutually satisfactory credit relationship and to that end, Bank has agreed to continue to forbear in the exercise of any remedies available to Bank as an incident of the continuing conditions of default identified in Section 2.4 above. Each Borrower hereby waives and unconditionally releases any and all claims which such Borrower may have against Bank (whether or not arising in connection with the Obligations), now known or hereafter discovered.

                  8.3 Notices. All notices, requests and demands will be given to or made upon the respective parties hereto at their respective addresses specified on the signature page hereof or, as to any party, at such other address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder will be effective when deposited in the mails, postage prepaid, or delivered by telecopy or overnight courier, addressed as aforesaid, or when actually personally delivered.

                  8.4. Sale of Obligations; Consent to Disclosure of Financial Information. Borrowers and Bank have received and expect to continue to receive offers from third party lenders to purchase the Loan Documentation and the Obligations of the Borrowers. Bank agrees to identify such potential purchasers to Borrowers, and in the event that Borrowers shall not object to the disclosure of Borrowers' financial information to such potential purchaser(s), Borrowers shall execute and deliver their written consent to the complete disclosure to such parties of all information and documentation contained in Bank's files or otherwise available to Bank, including (without limitation) the opinions, recommendations and credit analyses of Bank. Borrowers waive all rights to participate in such discussions and waive all claims against Bank arising in connection with such disclosures with the full understanding that Bank may disclose to such party's information that may have an adverse impact upon Borrowers' relationship with such parties as purchasers and transferees of the Obligations and Loan Documentation.

                  8.5 Taxes. Borrowers agree to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Notes, which obligation of the Borrowers shall survive the termination of this Agreement.

                  8.6 Governing Law. This Agreement shall be construed in accordance with and governed by the internal law of the State of Utah. All matters concerning the validity and perfection of a security interest shall be governed by the conflict of law rules set forth in the Uniform Commercial Code.

                  8.7 Captions. Captions herein are for convenience only and shall not be deemed part of this Agreement.

                  8.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Bank and their respective successors and assigns, except that the rights and duties of Borrowers hereunder may not be assigned or delegated. This Agreement cannot be amended, modified, waived, cancelled, terminated or discharged orally, but only in writing executed by the parties hereto.

                  8.9 Time of Essence; No Extension at Maturity. Time is of the essence hereof. Borrowers acknowledge and agree that Bank will not extend or renew this Agreement or otherwise provide additional credit accommodations to any Borrower after the Termination Date.

                  8.10 Survival. The terms of this Agreement and the Loan Documentation shall continue in full force and effect so long as any Obligation shall remain outstanding.

                  8.11 Further Assurances. Borrowers shall take all such further actions and execute such additional documents as Bank may request, in form satisfactory to Bank, to vest in, perfect, keep perfected and assure Bank's rights hereunder and in and under the Loan Documentation.

                  8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  8.13 Integration. In addition to this Agreement and the other Loan Documentation (including UCC financing statements), this finance transaction may include written documentation such as resolutions, waivers, notices, acknowledgments, statements, closing or escrow instructions, loan purpose statements, and other documents that Bank may customarily use in such transactions. Such additional documents are incorporated herein by this reference. The Loan Documentation and such other documents listed in this paragraph express, embody and supersede any previous understandings, agreements or promises (whether oral or written) with respect to this finance transaction, and the above listed documents represent the final expression of the agreement between Bank and Borrowers, the terms and conditions of which cannot hereafter be contradicted by any oral understanding (if any) not reduced to writing. It is further expressly agreed that the security provided by the Security Agreement and any other documents securing the Obligations shall continue in full force and effect for all of the Obligations and shall have the benefit of the priority afforded by prior filings, recordings and actions, all of which are reconfirmed and continued hereby.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                               MARKER INTERNATIONAL, a Utah
                                                corporation
                                               By: /s/ Kevin Hardy
                                               -------------------
                                               Its: Chief Financial Officer
                                               ----------------------------

                       Address:                1070 West 2300 South
                                               Salt Lake City, Utah  84119



                                               MARKER USA, a Utah corporation

                                               By: /s/ Kevin Hardy
                                               -------------------
                                               Its: Chief Financial Officer
                                               ----------------------------

                       Address:                1070 West 2300 South
                                               Salt Lake City, Utah  84119

                                               MARKER LTD, a Utah corporation
                                               By: /s/ Kevin Hardy
                                               -------------------
                                               Its: Chief Financial Officer
                                               ----------------------------

                       Address:                1070 West 2300 South
                                               Salt Lake City, Utah  84119



                                               DNR NORTH AMERICA, INC., a
                                               Delaware corporation
                                               By: /s/ Kevin Hardy
                                               -------------------
                                               Its: Chief Financial Officer
                                               ----------------------------

                       Address:                1070 West 2300 South
                                               Salt Lake City, Utah  84119


                                               DNR USA, a Delaware corporation
                                               By: /s/ Kevin Hardy
                                               -------------------
                                               Title: Chief Financial Officer
                                               ------------------------------

                       Address:                1070 West 2300 South
                                               Salt Lake City, Utah  84119


                                               FIRST SECURITY BANK, N.A.
                                               By /s/ Vicki J. Perkins
                                               -----------------------
                                               Its  Senior Vice President
                                               --------------------------

                       Address: 79 South Main Street, Suite 800 Salt Lake City, Utah 84111
                                   ATTN: Vicki Perkins, Vice President & Manager



                                       33